As filed with the Securities and Exchange Commission on October 23, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXTGEN HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

California	95-2888568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18111 Von Karman Avenue, Suite 800 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Amended 2015 Equity Incentive Plan

(Full title of the plan)

Jeffrey Linton

Executive Vice President, General Counsel & Secretary

NextGen Healthcare, Inc.

18111 Von Karman Avenue, Suite 800

Irvine, California 92612

(949) 255-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas Welk, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Amended 2015 Equity Incentive Plan Common Stock, $0.01 par value per share	3,575,000 shares (3)	$15.79	$56,449,250	$7,328

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock, $0.01 par value per share (the “Common Stock”), that become issuable under the NextGen Healthcare, Inc. Amended 2015 Equity Incentive Plan (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Registrant’s Common Stock on October 16, 2019, as reported on the Nasdaq Global Select Market.

(3)

Represents shares of the Registrant’s Common Stock that were added to the 2015 Plan pursuant to an amendment to such plan approved by the Registrant’s shareholders at the Registrant’s Annual Meeting of Shareholders on August 15, 2019.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the 2015 Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT

The Registrant previously registered shares of its Common Stock for issuance under the 2015 Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 17, 2015 (File No. 333-206419) and on October 26, 2017 (File No. 333-221145).  Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1

Restated Articles of Incorporation of Quality Systems, Inc. filed with the Secretary of State of California on September 8, 1989, are hereby incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-00161) filed January 11, 1996.

4.2

Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc. filed with the Secretary of State of California effective March 4, 2005, is hereby incorporated by reference to Exhibit 3.1.1 of the registrant’s Annual Report on Form 10-K for the year ended March 31, 2005.

4.3

Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc. filed with the Secretary of State of California effective October 6, 2005, is hereby incorporated by reference to Exhibit 3.02 of the registrant’s Current Report on Form 8-K filed October 11, 2005.

4.4

Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc. filed with the Secretary of State of California effective March 3, 2006, is hereby incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed March 6, 2006.

4.5

Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc. filed with the Secretary of State of California effective October 6, 2011, is hereby incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed October 6, 2011.

4.6

Restated Articles of Incorporation of NextGen Healthcare, Inc. filed with the Secretary of State of California effective September 6, 2018, is hereby incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K filed September 10, 2018.

4.7

Amended and Restated Bylaws of Quality Systems, Inc., effective October 30, 2008, are hereby incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed October 31, 2008.

4.8

Amended and Restated Bylaws of NextGen Healthcare, Inc., effective September 6, 2018, are hereby incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K filed September 10, 2018.

5.1	Opinion of Counsel.

23.1	Consent of Independent Registered Public Accounting Firm – PricewaterhouseCoopers LLP.

23.2	Consent of Counsel. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	NextGen Healthcare, Inc. 2015 Equity Incentive Plan, as amended, is hereby incorporated by reference to Exhibit 10.2 of the registrant’s Current Report on Form 8-K filed August 16, 2019.

99.2

Form of Employee Restricted Stock Award Grant Notice and Restricted Stock Award Agreement for 2015 Equity Incentive Plan, as amended, is hereby incorporated by reference to Exhibit 10.3 of the registrant’s Current Report on Form 8-K filed August 16, 2019.

99.3

Form of Outside Director Restricted Stock Award Grant Notice and Restricted Stock Award Agreement for Amended 2015 Equity Incentive Plan, as amended, is hereby incorporated by reference to Exhibit 10.4 of the registrant’s Current Report on Form 8-K filed August 16, 2019.

99.4

Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise for 2015 Equity Incentive Plan, as amended, is hereby incorporated by reference to Exhibit 10.5 of the registrant’s Current Report on Form 8-K filed August 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on October 23, 2019.

NextGen Healthcare, INC.

By:	/s/ John R. Frantz
John R. Frantz
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Frantz and James R. Arnold, Jr., each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffrey H. Margolis Jeffrey H. Margolis	Chairman of the Board and Director	October 23, 2019

/s/ Craig A. Barbarosh Craig A. Barbarosh	Vice Chairman of the Board and Director	October 23, 2019

/s/ John R. Frantz John R. Frantz	Chief Executive Officer (Principal Executive Officer) and Director	October 23, 2019

/s/ James R. Arnold, Jr. James R. Arnold, Jr.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 23, 2019

/s/ George H. Bristol George H. Bristol	Director	October 23, 2019

/s/ Julie D. Klapstein Julie D. Klapstein	Director	October 23, 2019

/s/ James C. Malone James C. Malone	Director	October 23, 2019

/s/ Morris Panner Morris Panner	Director	October 23, 2019

/s/ Sheldon Razin Sheldon Razin	Chairman Emeritus and Director	October 23, 2019

/s/ Lance E. Rosenzweig Lance E. Rosenzweig	Director	October 23, 2019